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Exhibit 10.4

January 20, 2005

Coastal Bancshares Acquisition Corp.
9821 Katy Freeway, Suite 500
Houston, Texas 77024

I-Bankers Securities, Incorporated
Newbridge Securities Corporation
c/o I-Bankers Securities, Incorporated
1560 East Southlake Boulevard, Suite 232
Southlake, Texas 76092

Re: Initial Public Offering

Gentlemen:

        The undersigned stockholder and director of Coastal Bancshares Acquisition Corp. (the "Company"), in consideration of I-Bankers Securities Corporation and Newbridge Securities Corporation (the "Representatives") entering into a letter of intent (the "Letter of Intent") to underwrite (the "Representatives") an initial public offering of the securities of the Company ("IPO") and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 12 hereof):

        1.     If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares.

        2.     In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (the "Effective Date") of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. The undersigned waives any and all rights he may have to receive any distribution of cash, property or other assets as a result of such liquidation with respect to his Insider Shares.

        3.     The undersigned acknowledges and agrees that the Company will not consummate any Business Combination that involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to the Representatives that the business combination is fair to the Company's stockholders from a financial perspective.

        4.     Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that, commencing on the Effective Date, Coastal Acquisition, LLC, a limited liability company ("Related Party"), shall be allowed to charge the Company an allocable share of Related Party's overhead, up to $7,500 per month, to compensate it for the Company's use of Related Party's offices, utilities and personnel. Related Party and the undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

        5.     Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder's fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

        6.     The undersigned will escrow his Insider Shares for the three year period commencing on the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and American Stock Transfer & Trust Company as escrow agent.

        7.     The undersigned agrees that, during the three year period terminating on December 31, 2007, he will not become involved (whether as owner, manager, operator, creditor, partner, shareholder, joint venturer, member, employee, officer, director, consultant or otherwise) with any Acquisition Fund (as defined in Section 12(v) below) that is similar to a "TAC" or "Targeted Acquisition Corp.", unless such Acquisition Fund engages the Representatives to be the managing underwriters of the initial public offering of the Acquisition Fund's securities.

        The undersigned hereby agrees and acknowledges that (i) the Representatives would be irreparably injured in the event of a breach by the undersigned of any of his obligations under this paragraph 8, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) the Representatives shall be entitled to injunctive relief, in addition to any other remedy they may have, in the event of such breach.

        8.     I agree to serve as a Director of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned's biographical information furnished to the Company and the Representatives included in the S-1 Registration Statement is true and accurate in all respects, does not omit any material information with respect to the undersigned's background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. The undersigned's Questionnaire furnished to the Company and the Representatives and annexed as Exhibit A hereto is true and accurate in all respects. The undersigned represents and warrants that:

          (a)   he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

          (b)   he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

          (c)   he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

        9.     I have full right and power, without violating any agreement by which I am bound, to enter into this letter agreement and to serve as an officer of the Company.

        10.   I authorize any employer, financial institution, or consumer credit reporting agency to release to the Representatives and their respective legal representatives or agents (including any investigative search firm retained by the Representatives) any information they may have about my background and finances (the "Information"). Neither the Representatives nor their respective agents shall be violating my right of privacy in any manner in requesting and obtaining the Information and I hereby release them from liability for any damage whatsoever in that connection.

        11.   As used herein,

          (i)    "Business Combination" shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the Company;

          (ii)   "Insiders" shall mean all officers, directors and stockholders of the Company immediately prior to the IPO;

          (iii)  "Insider Shares" shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO;

          (iv)  "IPO Shares" shall mean the shares of Common Stock issued in the Company's IPO; and

          (v)   "Acquisition Fund" shall mean any company formed with the intent to offer securities to the public and use the proceeds to consummate one or more Business Combinations which are unspecified at the time of the securities offering.

/s/ FRED S. ZEIDMAN Fred S. Zeidman

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  Exhibit 10.4